EXHIBIT 23.1


                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 9, 2000 relating to the financial statements and financial statement schedule, which appears in the Annual Report on Form 10-K of Imax Corporation for the year ended December 31, 1999.

/s/ PricewaterhouseCoopers LLP

Toronto, Canada
August 18, 2000